As filed with the Securities and Exchange Commission on April 1, 2022
Registration No. 333-239671

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

LEVEL ONE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Michigan	71-1015624
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o First Merchants Corporation
200 East Jackson Street
Muncie, Indiana 47305
(765) 747-1500
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Mark K. Hardwick
Chief Executive Officer
First Merchants Corporation
200 East Jackson Street
Muncie, Indiana 47305
(765) 747-1500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Post-Effective Amendment relates to the Registration Statement on Form S-3 (File No. 333-239671) (the “Registration Statement”), of Level One Bancorp, Inc. (the “Registrant”), originally filed with the Securities and Exchange Commission (the “Commission”) on July 2, 2020.

Pursuant to the Agreement and Plan of Merger, dated as of November 4, 2021, by and between First Merchants Corporation (“First Merchants”) and the Registrant, the Registrant merged with and into First Merchants, with First Merchants continuing as the surviving corporation (the “Merger”).

In connection with the Merger, the Registrant terminates the Registration Statement and deregisters the remaining securities registered but unsold under the Registration Statement, if any, in accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington Hills, State of Michigan, on the 1st day of April, 2022.

LEVEL ONE BANCORP, INC.

By:	/s/ Patrick J. Fehring
Name:	Patrick J. Fehring
Title:	Chief Executive Officer
No other person is required to sign this Post-Effective Amendment in reliance upon Rules 471 and 478 under the Securities Act of 1933, as amended.